EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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  Name of Subsidiary                            State of Incorporation
  ------------------                            ----------------------

Aerostar International, Inc.                         South Dakota

Beta Raven Inc.                                        Missouri

Glasstite, Inc.                                        Minnesota